Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Joseph P. O'Leary, Senior Vice President and Chief Financial Officer, state and attest that:

1. To the best of my knowledge, based upon a review of the covered reports of WPS Resources Corporation, and, except as corrected or supplemented in a subsequent covered report:
  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

2. I have reviewed the contents of this statement with WPS Resources Corporation's Audit committee.

3. In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":
  Annual Report on Form 10-K of WPS Resources Corporation for the year ended December 31, 2001.
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of WPS Resources Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and
  any amendments to any of the foregoing.

/s/ Joseph P. O'Leary                                        8/12/02
 Joseph P. O'Leary                                             Date
Senior Vice President and Chief Financial Officer
WPS Resources Corporation

Subscribed and sworn to before me
this  12th  day of       August     , 2002

/s/ Christine G. Wiesner
 Notary Public

My Commission Expires:  7/16/06